                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY
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                             NOTE PURCHASE AGREEMENT

                                      among

                 OAKWOOD ADVANCE RECEIVABLES COMPANY II, L.L.C.
                                   as Issuer,

                   THE LENDERS IDENTIFIED ON SCHEDULE A HERETO
                                  as Purchasers

                                       and

                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                                    as Agent

                          Dated as of February 1, 2003

                 OAKWOOD ADVANCE RECEIVABLES COMPANY II, L.L.C.
               ADVANCE RECEIVABLES BACKED NOTES, SERIES 2003-ADV1

================================================================================
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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.           Certain Defined Terms..............................................................       1
SECTION 1.02.           Other Definitional Provisions......................................................       3

                                    ARTICLE II

                             COMMITMENT; CLOSING AND
                      PURCHASES OF ADDITIONAL NOTE BALANCES

SECTION 2.01.           Commitment.........................................................................       3
SECTION 2.02.           Closing............................................................................       5

                                    ARTICLE III

                                  FUNDING DATES

SECTION 3.01.           Funding Dates......................................................................       5

                                    ARTICLE IV

               CONDITIONS PRECEDENT TO EFFECTIVENESS OF COMMITMENT

SECTION 4.01.           Closing Subject to Conditions Precedent............................................       7

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER

SECTION 5.01.           Issuer.............................................................................       9
SECTION 5.02.           Securities Act.....................................................................      12
SECTION 5.03.           No Fee.............................................................................      12
SECTION 5.04.           Information........................................................................      12
SECTION 5.05.           The Purchased Note.................................................................      13
SECTION 5.06.           Use of Proceeds....................................................................      13
SECTION 5.07.           Taxes, etc.........................................................................      13
SECTION 5.08.           Financial Condition................................................................      13
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                                    ARTICLE VI

                                   [RESERVED]

                                    ARTICLE VII

                             COVENANTS OF THE ISSUER

SECTION 7.01.           Information from the Issuer........................................................      14
SECTION 7.02.           Access to Information..............................................................      14
SECTION 7.03.           Ownership and Security Interests; Further Assurances...............................      14
SECTION 7.04.           Covenants..........................................................................      14
SECTION 7.05.           Amendments.........................................................................      14
SECTION 7.06.           With Respect to the Exempt Status of the Purchased Note............................      15

                                   ARTICLE VIII

                              ADDITIONAL COVENANTS

SECTION 8.01.           Legal Conditions to Closing........................................................      15
SECTION 8.02.           Expenses...........................................................................      15
SECTION 8.03.           Mutual Obligations.................................................................      16
SECTION 8.04.           Restrictions on Transfer...........................................................      16

                                   ARTICLE IX

                                 INDEMNIFICATION

SECTION 9.01.           Indemnification of Agent and Purchasers............................................      16
SECTION 9.02.           Procedure and Defense..............................................................      16

                                   ARTICLE X

                                  MISCELLANEOUS

SECTION 10.01.          Amendments.........................................................................      16
SECTION 10.02.          Severability of Provisions.........................................................      17
SECTION 10.03.          Notices............................................................................      17
SECTION 10.04.          No Waiver; Remedies................................................................      17
SECTION 10.05.          Integration........................................................................      17
SECTION 10.06.          Negotiation........................................................................      17
SECTION 10.07.          Binding Effect; Assignability......................................................      17
SECTION 10.08.          Provision of Documents and Information.............................................      18
SECTION 10.09.          GOVERNING LAW; JURISDICTION........................................................      18
SECTION 10.10.          No Proceedings.....................................................................      18
SECTION 10.11.          Execution in Counterparts..........................................................      18
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SECTION 10.12.          No Recourse -- Purchaser...........................................................      18
SECTION 10.13.          Survival...........................................................................      19
SECTION 10.14.          Tax Characterization...............................................................      19

                             NOTE PURCHASE AGREEMENT

                  NOTE PURCHASE AGREEMENT dated as of February 1, 2003 (this "Note Purchase Agreement" or "Agreement"), among Oakwood Advance Receivables Company II, L.L.C., a Nevada limited liability company, as issuer (the "Issuer"), the Tranche B Lenders party hereto and set forth on Schedule A hereto (each individually a "Tranche B Lender" and collectively, the "Tranche B Lenders" or the "Purchasers") and Greenwich Capital Financial Products, Inc., a Delaware corporation, as agent for the Tranche B Lenders (in such capacity, and any successor agent under the Indenture, the "Agent").

                  The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Certain Defined Terms. Capitalized terms used herein without definition shall have the meanings set forth in the Indenture and the Receivables Purchase Agreement (as defined below). Additionally, the following terms shall have the following meanings:

                  "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware.

                  "Closing" shall have the meaning set forth in Section 2.02.

                  "Commitment" means the commitment of the Purchasers to purchase Additional Note Balances pursuant to Section 2.01.

                  "Commitment Interest": With respect to any Purchaser and as of any date of determination, the percentage equal to a fraction, the numerator of which is the Maximum Note Principal Balance with respect to (and as indicated on) such Purchaser's Purchased Note(s) and the denominator of which is the Maximum Aggregate Principal Balance.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "Final Bankruptcy Court Order" means the order of the Bankruptcy Court approving the loans made and to be made to the Borrowers in accordance with the Tranche A Agreement, as the same may be amended, modified or supplemented from time to time with the

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express written joinder or consent of the Purchasers, the Tranche A Lenders, the
Tranche A Borrowers and the Issuer.

                  "Governmental Actions" means any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Governmental Rules.

                  "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the applicable Person.

                  "Governmental Rules" means any and all laws, statutes, codes, rules, regulations, ordinances, orders, writs, decrees and injunctions, of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.

                  "Indemnified Party" means each of the Agent, each Purchaser and any of their officers, directors, employees, agents, representatives, assignees and Affiliates and any Person who controls any of the Agent or any Purchaser or their Affiliates within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act.

                  "Indemnified Proceeding" shall have the meaning provided in
Section 9.02.

                  "Indenture" means the Indenture dated as of February 1, 2003 between the Issuer and JPMorgan Chase Bank, as Indenture Trustee.

                  "Lien" means, with respect to any asset, (a) any mortgage, lien, pledge, charge, security interest, hypothecation, option or encumbrance of any kind in respect of such asset or (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

                  "Loss" shall have the meaning provided in Section 9.01.

                  "Maximum Aggregate Principal Balance" means an amount equal to $75,000,000.

                  "Maximum Note Principal Balance" means with respect to each Note, the amount set forth on Schedule A for such Note.

                  "Material Adverse Effect" shall have the meaning set forth in
Section 5.01(a).

                  "Purchased Notes" means the Oakwood Advance Receivables Company II, L.L.C. Advance Receivables Backed Notes, Series 2003-ADV1 issued by the Issuer pursuant to the Indenture.

                  "Receivables Purchase Agreement" means the Receivables Purchase Agreement dated as of February 1, 2003, between the Issuer and the Receivables Seller, as the same may be amended, modified or supplemented from time to time.

                  "Receivables Seller" means OAKWOOD SERVICING HOLDINGS CO.,
LLC.

                  "Reference Rate" means the rate of interest publicly announced by JPMorgan Chase Bank, its successors or any other commercial bank designated by the Agent to the Borrowers from time to time, in New York, New York from time to time as its prime rate or base rate. The prime rate or base rate is determined from time to time by such bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by such bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Tranche A Borrowers" means "Borrowers" as such term is defined in the Tranche A Agreement.

                  SECTION 1.02.     Other Definitional Provisions.

                  (a) All terms defined in this Note Purchase Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, and accounting terms partially defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Note Purchase Agreement shall refer to this Note Purchase Agreement as a whole and not to any particular provision of this Note Purchase Agreement; and Section, subsection, Schedule and Exhibit references contained in this Note Purchase Agreement are references to Sections, subsections, and Exhibits in or to this Note Purchase Agreement unless otherwise specified.

                                   ARTICLE II

                      COMMITMENT; CLOSING AND PURCHASES OF
                            ADDITIONAL NOTE BALANCES

                  SECTION 2.01.     Commitment.

                  (a) At any time during the Funding Period at least two Business Days prior to a proposed Funding Date, to the extent that the aggregate outstanding Note Principal Balance (after giving effect to the proposed purchase) is less than the Maximum Aggregate Principal Balance, and subject to the terms and conditions hereof and in accordance with the other Transaction Documents, the Issuer may deliver to the Agent, on behalf of the Purchasers, a written request that the Purchasers purchase Additional Note Balances (each such request, a "Purchase Request"). Each Purchase Request shall identify the proposed Funding Date and include the Issuer's estimate of the Receivables that the Issuer estimates will be sold and/or contributed to the Issuer on such Funding Date and the Issuer's estimate of the Cash Purchase Price thereof. On the identified Funding Date, the Purchasers agree, severally and not jointly, to purchase the respective portions of the Additional Note Balances requested in the Purchase Request set forth opposite such Purchaser's name in Schedule A hereto, subject to the terms and conditions and in reliance upon the covenants, representations and warranties set forth herein and in the other Transaction Documents.

                  (b) (i) Except as otherwise provided in this Section 2.01(b), all purchases of Additional Note Balances under this Agreement shall be made by the Purchasers simultaneously and proportionately based on each Purchaser's respective Commitment Interest, it being understood that no Purchaser shall be responsible for any default by any other Purchaser with respect to such other Purchaser's obligations to purchase an Additional Note Balance requested hereunder. The Commitment of any Purchaser shall not be increased or decreased as a result of the default by any other Purchaser in that other Purchaser's obligation to purchase an Additional Note Balance requested hereunder, and each Purchaser shall be obligated to purchase Additional Note Balances required to be made by it by the terms of this Agreement regardless of the failure of any other Purchaser to do so.

                           (ii)     Notwithstanding any other provision of this
Agreement, and in order to reduce the number of fund transfers among the parties hereto, the Issuer, the Agent and the Purchasers agree that the Agent may (but shall not be obligated to), and the Issuer and the Purchasers hereby irrevocably authorize the Agent to, fund, on behalf of the Purchasers, purchases of Additional Note Balances pursuant to this Section 2.01; provided, however, that the Agent shall in no event fund such purchase of Additional Note Balances if the Agent shall have determined pursuant to Section 3.01(b) that one or more of the conditions precedent contained in Section 3.01(a) will not be satisfied on the day of the proposed purchase of Additional Note Balances. If the Issuer gives a Purchase Request requesting a purchase of Additional Note Balances and the Agent elects not to fund such proposed purchase of Additional Note Balances on behalf of the Purchasers, then promptly after receipt of the Purchase Request requesting such purchase of Additional Note Balances, the Agent shall notify each Purchaser of the specifics contained in such Purchase Request and that it will not fund such Purchase Request on behalf of the Purchasers. If the Agent notifies the Purchasers that it will not fund a requested purchase of Additional Note Balances on behalf of the Purchasers, each Purchaser shall purchase its respective portion of the Additional Note Balance pursuant to Section 2.01(a), by remitting the required funds to the Issuer pursuant to and in accordance with
Section 3.01(c) hereto. If the Agent elects to fund a requested purchase of Additional Note Balances, the Agent will remit the required funds for such Purchase Request to the Issuer pursuant to and in accordance with Section 3.01(c) hereto.

                           (iii)    If the Agent has notified the Purchasers
that the Agent, on behalf of the Purchasers, will fund a particular purchase of Additional Note Balances pursuant to Section 2.01(b)(ii), the Agent may assume that such Purchaser has made such amount available to the Agent on such day and the Agent, in its sole discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Issuer on such day. If the Agent makes such corresponding amount available to the Issuer and such corresponding amount is not in fact made available to the Agent by such Purchaser, the Agent shall be entitled to recover such corresponding amount on demand from such Purchaser together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate. During the period in which such Purchaser has not paid such corresponding amount to the Agent, notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, the amount so advanced by the Agent to the Issuer shall, for all purposes hereof, be a purchase of Additional Note Balances made by the Agent for its own account. Upon any such failure by a Purchaser to pay the Agent, the Agent shall promptly thereafter notify the Issuer of such failure and the Issuer shall immediately pay such corresponding amount to the Agent for its own account.

                           (iv)     Nothing in this Section 2.01(b) shall be
deemed to relieve any Purchaser from its obligations to fulfill its Commitment hereunder or to prejudice any rights that the Agent or the Issuer may have against any Purchaser as a result of any default by such Purchaser hereunder.

                  (c) From time to time during the Funding Period, the Issuer may request the Purchasers' consent to add transactions to the definition of REMIC Trusts, and such additional transactions may be added to the definition of REMIC Trusts with the written consent of Purchasers holding at least 66 2/3% in aggregate Note Principal Balance of the Outstanding Notes (such consent at the sole discretion of the Purchasers). The Issuer understands and acknowledges that the Purchasers do not hereby commit to add any such transactions and any agreement to do so is subject to completion by the Purchasers of due diligence to their satisfaction regarding such transactions and execution of such additional documentation as the Purchasers deem appropriate in their sole discretion.

                  SECTION 2.02. Closing. The closing (the "Closing") of the execution of the Transaction Documents and the initial purchase of Purchased Notes hereunder shall take place at 10:00 a.m. at the offices of Thacher Proffitt & Wood, 11 West 42nd Street, New York, New York 10036 on February 14, 2003, or if the conditions to closing set forth in Article IV of this Note Purchase Agreement shall not have been satisfied or waived by such date, as soon as practicable after such conditions shall have been satisfied or waived, or at such other time, date and place as the parties hereto shall agree upon (the date of the Closing being referred to herein as the "Closing Date").

                                   ARTICLE III

                                  FUNDING DATES

                  SECTION 3.01.     Funding Dates.

                  (a) Subject to the conditions and terms set forth herein and in Sections 7.01 and 7.02 of the Indenture with respect to each Funding Date, the Issuer may request, and the Purchasers agree, severally and not jointly, to purchase Additional Note Balances from the Issuer from time to time in accordance with, and upon the satisfaction, as of the applicable Funding Date, of each of the following additional conditions:

                           (i) With respect to each Funding Date, each of the Funding Conditions set forth in Section 7.02 of the Indenture shall have been satisfied;

                           (ii) Each of the representations and warranties of the REMIC Servicer, REMIC Sub-Servicer and the Receivables Seller made in the Transaction Documents shall be true and correct as if made as of such Funding Date (except to the extent they expressly relate to an earlier or later time);

                           (iii) The REMIC Servicer, REMIC Sub-Servicer and the Receivables Seller shall be in compliance with all of their respective covenants contained in the Transaction Documents;

                           (iv) No Event of Default shall have occurred and no default under the Indenture shall be occurring; and

                           (v) With respect to each Funding Date, the Agent shall have received evidence reasonably satisfactory to it of the completion of all recordings, registrations, and filings as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect or evidence the assignments required to be effected on such Funding Date in accordance with the Receivables Purchase Agreement including, without limitation, the assignment of the Receivables and the proceeds thereof required to be assigned pursuant to the Indenture.

                  (b) The Agent shall determine in its reasonable discretion whether each of the above conditions have been met and its determination shall be binding on the parties hereto.

                  (c) The price paid by the Purchasers on each Funding Date for the Additional Note Balance purchased on such Funding Date shall be equal to the amount of such Additional Note Balance purchased by such Purchaser and shall be remitted not later than 11:00 a.m. New York City time on such Funding Date by wire transfer of immediately available funds to the Funding Account.

                  (d) Each Purchaser shall record on the schedule attached to its related Purchased Note, the date and amount of any Additional Note Balance purchased by it; provided, that failure to make such recordation on such schedule or any error in such schedule shall not adversely affect such Purchaser's rights with respect to its Note Principal Balance and its right to receive interest payments in respect of the Note Principal Balance actually held. Absent manifest error, the Note Principal Balance of each Purchased Note as set forth in the Agent's records shall be binding upon the parties hereto, notwithstanding any notation or record made or kept by any other party hereto.

                                   ARTICLE IV

                             CONDITIONS PRECEDENT TO
                           EFFECTIVENESS OF COMMITMENT

                  SECTION 4.01. Closing Subject to Conditions Precedent. The effectiveness of the Commitment hereunder is subject to the satisfaction at the time of the Closing of the following conditions (any or all of which may be waived by the Purchasers in their sole discretion):

                  (a) Performance by the Issuer, the REMIC Servicer and the Receivables Seller. All the terms, covenants, agreements and conditions of the Transaction Documents to be complied with and performed by the Issuer, the REMIC Servicer and the Receivables Seller on or before the Closing Date shall have been complied with and performed in all material respects.

                  (b) Representations and Warranties. Each of the representations and warranties of the Issuer, the REMIC Servicer and the Receivables Seller made in the Transaction Documents shall be true and correct in all material respects as of the Closing Date (except to the extent they expressly relate to an earlier or later time).

                  (c) Officer's Certificate. The Agent shall have received in form and substance reasonably satisfactory to the Agent an officer's certificate from the Receivables Seller and the REMIC Servicer and a certificate of an Authorized Officer of the Issuer, dated the Closing Date, each certifying to the satisfaction of the conditions set forth in the preceding paragraphs (a) and (b), in each case, together with incumbency, by-laws, resolutions and good standing.

                  (d) Opinions of Counsel to the Issuer, the Receivables Seller and the REMIC Servicer . Counsel to the Issuer, the Receivables Seller and the REMIC Servicer shall have delivered to the Agent favorable opinions, dated as of the Closing Date and satisfactory in form and substance to the Agent and its counsel, relating to corporate matters, true sale, non-consolidation, and perfection and an opinion as to which state's law applies to security interest and perfection matters.

                  (e) Officer's Certificate of Indenture Trustee. The Agent shall have received in form and substance reasonably satisfactory to the Agent an Officer's Certificate from the Indenture Trustee, dated the Closing Date, with respect to the Indenture, together with incumbency, by-laws, resolutions and good standing.

                  (f) Opinions of Counsel to the Indenture Trustee. Counsel to the Indenture Trustee shall have delivered to the Agent a favorable opinion, dated as of the Closing Date and reasonably satisfactory in form and substance to the Agent and its counsel.

                  (g) Filings and Recordations. The Agent shall have received evidence reasonably satisfactory to it of (i) the completion of all recordings, registrations, and filings as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect or evidence the assignment by the Receivables Seller to the Issuer of the Receivables Seller's ownership interest in the Aggregate Receivables conveyed pursuant to the Receivables Purchase Agreement and the proceeds thereof and (ii) the completion of all recordings, registrations, and filings as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect or evidence the grant of a first priority perfected security interest in the Issuer's ownership interest in the Aggregate Receivables in favor of the Indenture Trustee, subject to no Liens prior to the Lien created by the Indenture.

                  (h) Documents. The Agent shall have received a duly executed counterpart of each of the Transaction Documents, in form acceptable to the Purchasers, the Purchased Notes and each and every document or certification delivered by any party in connection with any of the Transaction Documents or the Purchased Notes, and each such document shall be in full force and effect.

                  (i) Actions or Proceedings. No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, any of the transactions contemplated by the Transaction Documents, the Purchased Notes and the documents related thereto in any material respect.

                  (j) Approvals and Consents. All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Transaction Documents, the Purchased Notes and the documents related thereto shall have been obtained or made.

                  (k) Accounts. The Agent shall have received evidence reasonably satisfactory to it that each Account has each been established in accordance with the terms of the Indenture, and that the Issuer shall have deposited an amount equal to the amount required to be deposited in the Reserve Account pursuant to the Indenture.

                  (l) Fees and Expenses. The fees and expenses payable by the Issuer pursuant to Section 8.02(b) shall have been paid.

                  (m) Other Documents. The Receivables Seller, the REMIC Servicer and the REMIC Sub-Servicer shall have furnished to the Agent and the Purchasers such other opinions, information, certificates and documents as the Agent and the Purchasers may reasonably request.

                  (n) Advance Facility. The transactions contemplated by the Transaction Documents shall constitute an Advance Facility pursuant to the REMIC Pooling Agreements, and all notices and other actions required in connection with an Advance Facility under the REMIC Pooling Agreements shall have been given and taken, including, without limitation, the Advance Facility Notice required pursuant to the REMIC Pooling Agreements.

                  (o) Verification Agent. The Seller shall have engaged the Verification Agent pursuant to an agreement reasonably satisfactory to the Agent.

                  (p) Proceedings in Contemplation of Sale of Purchased Notes. All actions and proceedings undertaken by the Receivables Seller, the REMIC Servicer and the REMIC Sub-Servicer in connection with the issuance and sale of the Purchased Notes as herein contemplated shall be satisfactory in all respects to the Agent, the Purchasers and their respective counsel.

                  (q) Funding Termination Events. No Funding Termination Event or Funding Interruption Event shall then be occurring.

                  (r) Final Bankruptcy Court Order. The Final Bankruptcy Court Order, in form and substance acceptable to the Purchasers, shall have been signed by the Bankruptcy Court, and the Indenture Trustee shall have received a court stamped copy of the same and such order shall be in full force and effect and shall not have been reversed, stayed, modified or amended absent the consent of the Agent.

                  (s) Satisfaction of Tranche A Facility Conditions. The Agent shall have received evidence satisfactory to it of the satisfaction of all conditions to funding under the Tranche A Facility.

                  (t) Due Diligence. The Purchasers shall have completed their diligence to their sole satisfaction.

                  If any condition specified in this Section 4.01 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Purchasers by notice to the Receivables Seller at any time at or prior to the Closing Date, and the Purchasers shall incur no liability as a result of such termination.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES OF
                                   THE ISSUER

                  The Issuer hereby makes the following representations and warranties to the Purchasers, as of the Closing Date, and as of each Funding Date and the Purchasers shall be deemed to have relied on such representations and warranties in making (or committing to make) purchases of Additional Note Balances on each Funding Date.

                  SECTION 5.01.     Issuer.

                  (a) The Issuer has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Nevada, with requisite limited liability company power and authority to own its properties and to transact the business in which it is now engaged, and is duly qualified to do business and is in good standing (or is exempt from such requirements) in each State of the United States where the nature of its business requires it to be so qualified and the failure to be so qualified and in good standing would, individually or in the aggregate, have a material adverse effect on (a) the business, operations, properties or condition (financial or otherwise) of the Issuer, (b) the legality, validity or enforceability of this Agreement or any other Transaction Document or the rights or remedies of the Purchaser or the Indenture Trustee hereunder or thereunder,
(c) the ability of the Issuer to perform its obligations under this Agreement or any other Transaction Document or (d) the Indenture Trustee's security interest in the Collateral generally or in any Receivables or other item of Collateral or
(f) the enforceability or recoverability of any of the Aggregate Receivables (a "Material Adverse Effect").

                  (b) The issuance, sale, assignment and conveyance of the Purchased Notes and the Additional Note Balances, the performance of the Issuer's obligations under each Transaction Document to which it is a party and the consummation of the transactions therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Transaction Documents), charge or encumbrance upon any of the property or assets of the Issuer or any of its Affiliates pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it or any of its Affiliates is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its organizational documents or any Governmental Rule applicable to the Issuer, in each case which could, individually or in the aggregate, be expected to have a Material Adverse Effect.

                  (c) The Issuer has all necessary power and authority to execute and deliver the Purchased Notes. Each Purchased Note has been duly and validly authorized by the Issuer and, from and after the date on which such Purchased Note is executed by the Issuer and authenticated by the Indenture Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, shall be validly issued and outstanding and shall constitute a valid and legally binding obligation of the Issuer that is entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

                  (d) No Governmental Action which has not been obtained is required by or with respect to the Issuer in connection with the execution and delivery to the Purchasers of the Purchased Notes. No Governmental Action which has not been obtained is required by or with respect to the Issuer in connection with the execution and delivery of any of the Transaction Documents to which the Issuer is a party or the consummation by the Issuer of the transactions contemplated thereby except for any requirements under state securities or "blue sky" laws in connection with any transfer of the Purchased Notes.

                  (e) The Issuer possesses all material licenses, certificates, authorities, approvals or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority, approval or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its condition, financial or otherwise, or its earnings, business affairs or business prospects.

                  (f) The Issuer has (i) all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, and (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and (ii) duly authorized, by all necessary action, the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions provided for in this Agreement and the other Transaction Documents to which it is a party.

                  (g) Each of the Transaction Documents to which the Issuer is a party is a valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and by general principles of equity.

                  (h) The execution and delivery of each of the Transaction Documents to which it is a party and the performance by the Issuer of each of its obligations thereunder will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Transaction Documents), charge or encumbrance upon any of the property or assets of the Issuer or any of its Affiliates pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it or any of its Affiliates is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its organizational documents or any Governmental Rule applicable to the Issuer, in each case which could, individually or in the aggregate, be expected to have a Material Adverse Effect.

                  (i) This Agreement has been duly and validly executed and delivered by the Issuer.

                  (j) The Issuer is not in violation of its organizational documents or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Issuer or the transactions contemplated by the Transaction Documents. The Issuer is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any Governmental Rule that has or could, individually or in the aggregate, be expected to have a Material Adverse Effect.

                  (k) There are no actions, suits or proceedings against, or investigations of, the Issuer pending, or, to the knowledge of the Issuer threatened, before any Governmental Authority, court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of any of the Transaction Documents, or (ii) seeking to prevent the issuance of the Purchased Notes or the consummation of any of the transactions contemplated by the Transaction Documents or the Purchased Notes, or (iii) that, if adversely determined, could, individually or in the aggregate, be expected to have a Material Adverse Effect.

                  (l) The Issuer is not, and neither the issuance and sale of the Purchased Notes to the Purchasers nor the activities of the Issuer pursuant to the Transaction Documents, shall render the Issuer an "investment company" or under the "control" of an "investment company" as such terms are defined in the 1940 Act.

                  (m) Neither this Agreement, the other Transaction Documents nor any transaction contemplated herein or therein shall result in a violation of, or give rise to an obligation on the part of any of the Purchasers to register, file or give notice under, Regulations

T, U or X of the Federal Reserve Board or any other regulation issued by the Federal Reserve Board pursuant to the Exchange Act, in each case as in effect on the Closing Date.

                  (n) It is not necessary to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

                  (o) The Issuer is solvent and has adequate capital for its business and undertakings.

                  (p) The chief executive offices of the Issuer are located at Oakwood Advance Receivables Company II, L.L.C., 101 Convention Center Drive, Suite 850, Las Vegas, Nevada 89109, or, with the consent of the Agent, such other address as shall be designated by the Issuer in a written notice to the other parties hereto.

                  (q) There are no contracts, agreements or understandings between the Issuer and any Person granting such Person the right to require the filing at any time of a registration statement under the 1933 Act with respect to the Purchased Notes.

                  (r) No Event of Default, or event which with the giving of notice or passage of time or both would become an Event of Default, exists.

                  SECTION 5.02. Securities Act. Assuming the accuracy of the representations and warranties of and compliance with the covenants of the Purchasers, contained herein, the sale of the Purchased Notes and the sale of Additional Note Balances pursuant to this Agreement are each exempt from the registration and prospectus delivery requirements of the 1933 Act. In the case of the offer or sale of the Purchased Notes, no form of general solicitation or general advertising was used by the Issuer, any Affiliates of the Issuer or any person acting on its or their behalf, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Neither the Issuer, any Affiliates of the Issuer nor any Person acting on its or their behalf has offered or sold, nor will the Issuer or any Person acting on its behalf offer or sell directly or indirectly, the Purchased Notes or any other security in any manner that, assuming the accuracy of the representations and warranties and the performance of the covenants given by the Purchasers and compliance with the applicable provisions of the Indenture with respect to each transfer of any Purchased Note, would render the issuance and sale of the Purchased Notes as contemplated hereby a violation of Section 5 of the 1933 Act or the registration or qualification requirements of any state securities laws, nor has any such Person authorized, nor will it authorize, any Person to act in such manner.

                  SECTION 5.03. No Fee. Neither the Issuer nor any of its Affiliates has paid or agreed to pay to any Person any compensation for soliciting another to purchase the Purchased Notes.

                  SECTION 5.04. Information. The information provided pursuant to Section 7.01(a) hereof will, at the date thereof, be true and correct in all material respects.

                  SECTION 5.05. The Purchased Notes. The Purchased Notes have been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Indenture, and delivered to and paid for in accordance with this Note Purchase Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Indenture.

                  SECTION 5.06. Use of Proceeds. No proceeds of a purchase hereunder will be used (i) for a purpose that violates or would be inconsistent with Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction in violation of Section 13 or 14 of the 1934 Act.

                  SECTION 5.07. Taxes, etc. Any taxes, fees and other charges of Governmental Authorities applicable to the Issuer, except for franchise or income taxes, in connection with the execution, delivery and performance by the Issuer of each Transaction Document to which it is a party, the issuance of the Purchased Note or otherwise applicable to the Issuer have been paid or will be paid by the Issuer at or prior to the Closing Date or Funding Date, to the extent then due.

                  SECTION 5.08. Financial Condition. On the date hereof and on each Funding Date, the Issuer is not or will not be insolvent or the subject of any voluntary or involuntary bankruptcy proceeding.

                                   ARTICLE VI

                                   [RESERVED]

                                  ARTICLE VII

                             COVENANTS OF THE ISSUER

                  SECTION 7.01. Information from the Issuer. So long as any Purchased Note remains outstanding, the Issuer shall furnish to the Agent:

                  (a) such information (including financial information), documents, records or reports with respect to the Aggregate Receivables or the Issuer as the Agent or any of the Purchasers may from time to time reasonably request;

                  (b) as soon as possible and in any event within five (5) Business Days after the occurrence thereof, notice of each Event of Default under the Receivables Purchase Agreement or the Indenture, and each Default; and

                  (c) promptly and in any event within 30 days after the occurrence thereof, written notice of a change in address of the chief executive office or jurisdiction of organization of the Issuer or the Receivables Seller.

                  SECTION 7.02. Access to Information. So long as any Purchased Note remains outstanding, the Issuer shall, at any time and from time to time during regular business hours, or at such other reasonable times upon reasonable notice to the Issuer permit any of the Agent or the Purchasers, or their agents or representatives to do the following in such a manner that does not unreasonably interfere with the conduct by the Issuer or any of its Affiliates of their business:

                  (a) examine all books, records and documents (including computer tapes and disks) in the possession or under the control of the Issuer relating to the Receivables or the Transaction Documents as may be requested, and

                  (b) visit the offices and property of the Issuer for the purpose of examining such materials described in clause (a) above.

                  SECTION 7.03. Ownership and Security Interests; Further Assurances. The Issuer will take all action necessary to maintain the Indenture Trustee's security interest in the Receivables and the other items pledged to the Indenture Trustee pursuant to the Indenture.

                  The Issuer agrees to take any and all acts and to execute any and all further instruments reasonably necessary or requested by the Agent or any of the Purchasers to more fully effect the purposes of this Note Purchase Agreement.

                  SECTION 7.04. Covenants. The Issuer shall duly observe and perform each of its covenants set forth in each of the Transaction Documents to which it is a party.

                  SECTION 7.05. Amendments. The Issuer shall not make, or permit any Person to make, any amendment, modification or change to, or provide any waiver under any

Transaction Document to which the Issuer is a party without the prior written consent of the Purchasers with aggregate Note Principal Balance of not less than 66 2/3% of the aggregate Note Principal Balance of the Outstanding Notes.

                  SECTION 7.06. With Respect to the Exempt Status of the Purchased Notes.

                  (a) Neither the Issuer nor any of its respective Affiliates, nor any Person acting on its behalf will, directly or indirectly,
(i) make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Purchased Notes under the 1933 Act or under any state securities laws, or (ii) permit the Issuer to become an "investment company" registered or required to be registered under the 1940 Act.

                  (b) Neither the Issuer nor any of its Affiliates, nor any Person acting on its behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the 1933 Act) in connection with any offer or sale of the Purchased Notes.

                  (c) On or prior to any Funding Date, the Issuer will furnish or cause to be furnished to the Purchasers and any subsequent purchaser therefrom of Additional Note Balance, if any Purchaser or such subsequent purchaser so requests, a letter from each Person furnishing a certificate or opinion on the Closing Date as described in Section 4.01 hereof or on or before any such Funding Date in which such Person shall state that such subsequent purchaser may rely upon such original certificate or opinion as though delivered and addressed to such subsequent purchaser and made on and as of the Closing Date or such Funding Date, as the case may be.

                                  ARTICLE VIII

                              ADDITIONAL COVENANTS

                  SECTION 8.01. Legal Conditions to Closing. The parties hereto will take all reasonable action necessary to obtain (and will cooperate with one another in obtaining) any consent, authorization, permit, license, franchise, order or approval of, or any exemption by, any Governmental Authority or any other Person, required to be obtained or made by it in connection with any of the transactions contemplated by this Note Purchase Agreement.

                  SECTION 8.02.     Expenses.

                  (a) The Issuer covenants that, whether or not the Closing takes place, except as otherwise expressly provided herein, all reasonable costs and expenses incurred in connection with this Note Purchase Agreement and the transactions contemplated hereby shall be paid by the Issuer.

                  (b) The Issuer covenants to pay as and when billed by the Agent all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and in the other Transaction Documents including, without limitation, (i) all reasonable fees, disbursements and expenses of counsel to the Agent and the Purchasers, (ii) all reasonable fees and expenses of the Indenture Trustee and (iii) all reasonable fees and expenses of the Verification Agent, in connection therewith.

                  SECTION 8.03. Mutual Obligations. On and after the Closing, each party hereto will do, execute and perform all such other acts, deeds and documents as the other party may from time to time reasonably require in order to carry out the intent of this Note Purchase Agreement.

                  SECTION 8.04. Restrictions on Transfer. Each of the Purchasers agrees that it will comply with the restrictions on transfer of the Purchased Notes set forth in the Indenture and resell the Purchased Notes only in compliance with such restrictions.

                  SECTION 8.05. Securities Act. Each of the Purchasers agrees that it will acquire the Purchased Note pursuant to this Note Purchase Agreement without a view to any public distribution thereof, and will not offer to sell or otherwise dispose of the Purchased Note (or any interest therein) in violation of any of the registration requirements of the Act or any applicable state or other securities laws, or by means of any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) and will comply with the requirements of the Indenture. The Purchaser acknowledges that it has no right to require the Issuer or any other Person to register the Purchased Note under the 1933 Act or any other securities law.

                  SECTION 8.06. Agreement and Consent to Agent. Each of the Purchasers agrees with, and consent to, each of the provisions in the Indenture regarding the Agent.

                                   ARTICLE IX

                                 INDEMNIFICATION

                  SECTION 9.01. Indemnification of Agent and Purchasers. The Issuer hereby agrees to indemnify and hold harmless each Indemnified Party in accordance with, and pursuant to, Section 9.11 of the Indenture.

                  SECTION 9.02. Procedure and Defense. In case any litigation, claim, suit, action or proceeding (including any governmental or regulatory investigation or proceeding) shall be instituted involving any Indemnified Party in respect of which indemnity may be sought pursuant to
Section 9.01 (each such litigation, claim, suit, action or proceeding being referred to an "Indemnified Proceeding"), such Indemnified Party shall follow the procedures set forth in Section 9.11 of the Indenture. The Indemnified Party shall have the rights and defense set forth in Section 9.11 of the Indenture.

                                    ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.01. Amendments. No amendment or waiver of any provision of this Note Purchase Agreement shall in any event be effective unless the same shall be in writing and signed by all of the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 10.02. Severability of Provisions. If any one or more of the agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then the unenforceable agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other agreements, provisions or terms of this Agreement.

                  SECTION 10.03. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopies) and mailed, telecopied (with a copy delivered by overnight courier) or delivered, as to each party hereto, at its address as set forth in Schedule I hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be deemed effective upon receipt thereof, and in the case of telecopies, when receipt is confirmed by telephone.

                  SECTION 10.04. No Waiver; Remedies. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 10.05. Integration. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.

                  SECTION 10.06. Negotiation. This Agreement and the other Transaction Documents are the result of negotiations among the parties hereto, and have been reviewed by the respective counsel to the parties hereto, and are the products of all parties hereto. Accordingly, this Agreement and the other Transaction Documents shall not be construed against the Agent or any Purchaser merely because of the Agent's or such Purchaser's involvement in the preparation of this Agreement and the other Transaction Documents.

                  SECTION 10.07.    Binding Effect; Assignability.

                  (a) This Note Purchase Agreement shall be binding upon and inure to the benefit of the Issuer, the Agent and the Purchasers and their respective permitted successors and assigns (including any subsequent holders of any Purchased Note); provided, however, the Issuer shall not have any right to assign its respective rights hereunder or interest herein (by operation of law or otherwise) without the prior written consent of all of the Purchasers.

                  (b) Any of the Purchasers may, in the ordinary course of its business and in accordance with the Transaction Documents and applicable law, including applicable securities laws, at any time sell to one or more Persons (each, a "Participant") participating interests in all or a portion of its rights and obligations under this Note Purchase Agreement. Notwithstanding any such sale by any Purchaser of participating interests to a Participant, such Purchaser's rights and obligations under this Note Purchase Agreement shall remain unchanged, such Purchaser shall remain solely responsible for the performance thereof, and the Issuer shall continue to deal solely and directly with the Purchaser and shall have no obligations to deal with any Participant in connection with the Purchaser's rights and obligations under this Note Purchase Agreement. Each Purchaser shall have the right to assign its rights and obligations hereunder to an Affiliate without the consent of the Issuer or the Receivables Seller.

                  (c) This Note Purchase Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as all amounts payable with respect to the Purchased Notes shall have been paid in full.

                  SECTION 10.08. Provision of Documents and Information. The Issuer acknowledges and agrees that the Agent and each Purchaser is permitted to provide to any subsequent Purchaser, permitted assignees and Participants, opinions, certificates, documents and other information relating to the Issuer and the Receivables delivered to the Agent or the Purchasers pursuant to this Note Purchase Agreement.

                  SECTION 10.09. GOVERNING LAW; JURISDICTION. THIS NOTE PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES TO THIS NOTE PURCHASE AGREEMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

                  SECTION 10.10. No Proceedings. Until the date that is one year and one day after the last day on which any amount is outstanding under this Note Purchase Agreement and the Purchasers hereby covenant and agree that they will not institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

                  SECTION 10.11. Execution in Counterparts. This Note Purchase Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                  SECTION 10.12.    No Recourse -- Purchaser.

                  (a) The obligations of each Purchaser under this Note Purchase Agreement, or any other agreement, instrument, document or certificate executed and delivered by or issued by such Purchaser or any officer thereof are solely the partnership or corporate obligations of such Purchaser, as the case may be. No recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to this Note Purchase Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by any Purchaser or any officer thereof in connection therewith, against any stockholder, limited partner, employee, officer, director or incorporator of such Purchaser.

                  (b) Each Purchaser, by accepting its related Purchased Note, acknowledges that such Purchased Note represents an obligation of the Issuer and does not represent an interest in or an obligation of the Receivables Seller, the REMIC Servicer, the REMIC Sub-Servicer, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Purchased Notes or the Transaction Documents.

                  SECTION 10.13. Survival. All representations, warranties, covenants, guaranties and indemnifications contained in this Note Purchase Agreement and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the sale, transfer or repayment of the Purchased Notes. In addition the respective agreements, covenants, indemnities and other statements set forth in this Section 10.13 and in Sections 8.02, 9.01, 9.02, 10.01, 10.02, 10.03, 10.04, 10.06, 10.07, 10.09, 10.10, 10.12
and 10.14 shall remain in full force and effect regardless of any termination or cancellation of this Agreement.

                  SECTION 10.14. Tax Characterization. Each party to this Note Purchase Agreement (a) acknowledges and agrees that it is the intent of the parties to this Note Purchase Agreement that for all purposes, including federal, state and local income, single business and franchise tax purposes, the Purchased Notes will be treated as evidence of indebtedness secured by the Receivables and proceeds thereof and the trust created under the Indenture will not be characterized as an association (or publicly traded partnership) taxable as a corporation, (b) agrees to treat the Purchased Notes for federal, state and local income and franchise tax purposes as indebtedness and (c) agrees that the provisions of all Transaction Documents shall be construed to further these intentions of the parties.

              IN WITNESS WHEREOF, the parties have caused this Note Purchase Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

                                  Oakwood Advance Receivables Company II, L.L.C.

                                  By:  /s/ Dennis Hazelrigg
                                       -----------------------------------------
                                       Name:
                                       Title:

                                  Greenwich Capital Financial Products, Inc., as agent

                                  By:  /s/ Jon C. Stapleton
                                       -----------------------------------------
                                       Name:  Jon C. Stapleton
                                       Title: Vice President

                                  Greenwich Capital Financial Products, Inc., as a lender

                                  By:  /s/ Jon C. Stapleton
                                       -----------------------------------------
                                       Name:  Jon C. Stapleton
                                       Title: Vice President

                                  BH Finance LLC

                                  By:  /s/ Mark D. Millard
                                       -----------------------------------------
                                       Name:  Mark D. Millard
                                       Title: Authorized Signatory

                                   SCHEDULE I

                             INFORMATION FOR NOTICES

1.      if to the Issuer:

         OAKWOOD ADVANCE RECEIVABLES COMPANY II, L.L.C.
         P.O. Box 50401
         Henderson, Nevada 89016

         101 Convention Center Drive
         Suite 850
         Las Vegas, Nevada 89109
         Attention: Monte Miller
         Facsimile: (702) 598-3651
         Telephone: (702) 949-5503

(with a copy to the Seller)

2.      if to the Seller:

         OAKWOOD SERVICING HOLDINGS CO., LLC
         P.O. Box 27081
         Greensboro, North Carolina 27425-7081

         7800 McCloud Road
         Greensboro, North Carolina 27409-9634
         Attention: Robert A. Smith
         Facsimile: (336) 664-3224
         Telephone: (336) 664-3690

3.       if to the Agent:

         GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
         600 Steamboat Road
         Greenwich, Connecticut 06830
         Attention:  Michael Harris
         Facsimile:  203-618-2148
         Telephone:  203-618-2376

4.       if to the Tranche B Lenders:

         GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
         600 Steamboat Road
         Greenwich, Connecticut 06830
         Attention:  Michael Harris
         Facsimile:  203-618-2148
         Telephone:  203-618-2376

         BH FINANCE LLC
         1440 Kiewit Plaza
         Omaha, Nebraska 68131
         Attention:  Mark D. Millard and Kerby S. Ham
         Facsimile:  (402) 346-3375
         Telephone:  (402) 346-1400

         with a copy to:

         Munger, Tolles & Olson LLP
         355 South Grand Avenue, 35th Floor
         Los Angeles, California 90071-1560
         Attention: R. Gregory Morgan, Esq. and Judith T. Kitano, Esq.
         Facsimile:  (213) 687-3702
         Telephone:  (213) 683-9100

                                   SCHEDULE A

                            LIST OF TRANCHE B LENDERS

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., 60% COMMITMENT INTEREST

BH FINANCE LLC, 40% COMMITMENT INTEREST